Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2 of my report dated August 10, 2001, relating to the financial statements of Too Gourmet, Inc., and to the reference to my firm under the caption "Experts" in the Prospectus.

                                     /s/ Quintanilla

                                     A Professional Accountancy Corporation
                                     Laguna Niguel, California

                                     October 18, 2001